                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of February 18, 1999, by and among ROBOTIC VISION SYSTEMS, INC., a corporation organized under the laws of the State of Delaware (the "COMPANY"), and each of the purchasers (the "PURCHASERS") set forth on the execution pages hereof (the "EXECUTION PAGES").

         WHEREAS:

         A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("REGULATION D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT").

         B. The Company desires to sell, and the Purchasers collectively desire to purchase, upon the terms and conditions stated in this Agreement, 11,000 units (the "UNITS"), each Unit consisting of (i) a Prepaid Common Stock Purchase Warrant, in the form attached hereto as Exhibit A (the "PREPAID WARRANTS"), which entitles the holder thereof to acquire such number of shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), as is equal to One Thousand Dollars ($1,000) divided by the Exercise Price set forth in the Prepaid Warrants, and (ii) an additional warrant, in the form attached hereto as Exhibit B, to acquire 53.8461 shares of Common Stock (the "INCENTIVE WARRANTS"). The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Prepaid Warrants and the Incentive Warrants are referred to herein as the "WARRANT SHARES." The Prepaid Warrants, the Incentive Warrants and the Warrant Shares are collectively referred to herein as the "SECURITIES" and each of them may individually be referred to herein as a "SECURITY."

         C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit C (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.
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         NOW, THEREFORE, the Company and the Purchasers hereby agree as follows:

1.       PURCHASE AND SALE OF UNITS.

         a. Purchase of Units. The issuance, sale and purchase of the Units shall take place in a closing (the "CLOSING"). The purchase price (the "PURCHASE PRICE") per Unit shall be equal to One Thousand Dollars ($1,000.00). Each Purchaser's obligation to purchase Units hereunder is distinct and separate from each other Purchaser's obligation to purchase Units and no Purchaser shall be required to purchase hereunder more than the number of Units set forth on such Purchaser's Execution Page hereto notwithstanding any failure by any other Purchaser to purchase Units hereunder. On the date of the Closing, subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and
Section 7 below, the Company shall issue and sell to each Purchaser, and each Purchaser severally agrees to purchase from the Company, such number of Units as is set forth on such Purchaser's Execution Page as being purchasable by such Purchaser at the FIRST CLOSING.

         b. Form of Payment. At the Closing hereunder, each Purchaser shall pay the aggregate Purchase Price for the Units being purchased by such Purchaser at such closing hereunder by wire transfer to the Company, in accordance with the Company's written wiring instructions, against delivery of the duly executed Prepaid Warrants and Incentive Warrants being purchased by such Purchaser at such closing hereunder and the Company shall deliver such Prepaid Warrants and Incentive Warrants against delivery of such aggregate Purchase Price.

         c. Closing Date. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Units pursuant to this Agreement shall be 12:00 noon, New York City time, on February 19, 1999, or such other time as may be mutually agreed upon by the Company and the Purchasers purchasing Units. The Closing shall occur at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers, LLP, 1401 Walnut Street, Philadelphia, Pennsylvania 19102.

2.       PURCHASERS' REPRESENTATIONS AND WARRANTIES

         Each Purchaser severally represents and warrants to the Company as follows:

         a. Investment Purpose. Purchaser is purchasing the Units for Purchaser's own account for investment purposes only and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering the resale of any such Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 2(a) to the contrary, by making the representations herein,


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
the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act.

         b. Accredited Investor Status. Purchaser is an "ACCREDITED INVESTOR" as that term is defined in Rule 501(a) of Regulation D.

         c. Reliance on Exemptions. Purchaser understands that the Units are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Units.

         d. Information. Purchaser and its counsel, if any, have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been specifically requested by Purchaser or its counsel (including the SEC Documents (as defined in Section 3(f) hereof)). Purchaser and its counsel have been afforded the opportunity to ask questions of the Company and have received what Purchaser believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other investigation conducted by Purchaser or its counsel or any of its representatives shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in Section 3 below. Purchaser understands that Purchaser's investment in the Securities involves a high degree of risk.

         e. Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

         f. Transfer or Resale. Purchaser understands that (i) except as provided in the Registration Rights Agreement, the sale or resale of the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Securities may not be transferred unless
(a) the resale of the Securities has been registered thereunder; or (b) Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (c) the Securities are sold under Rule 144 promulgated under the Securities Act (or a successor rule) ("RULE 144"); or (d) the Securities are sold or transferred to an affiliate of Purchaser who agrees to sell or otherwise transfer the Securities only in accordance with the provisions of this Section 2(f) and who is an Accredited Investor; and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws (other than pursuant to the Registration Rights Agreement). Notwithstanding


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the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

         g. Legends. Purchaser understands that the Prepaid Warrants and Incentive Warrants and, until such time as the Warrant Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by Purchaser under Rule 144, the certificates for the Warrant Shares may bear a restrictive legend in substantially the following form:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States. The securities represented hereby may not be offered, sold, transferred or assigned in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold, transferred or assigned under an available exemption from the registration requirements of those laws.

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws, (a) the sale of such Security is registered under the Securities Act as contemplated by the Registration Rights Agreement; (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act; or
(c) such holder provides the Company with reasonable assurances that such Security can be sold under Rule 144. Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement or under an exemption from the registration requirements of the Securities Act. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or under Rule 144 and Purchaser shall cooperate in the replacement of such legend. Such legend shall thereafter be removed when such Security may again be sold pursuant to an effective registration statement or under Rule 144.

         h. Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable in accordance with their terms.

         i. Residency. Purchaser is a resident of the jurisdiction set forth under such Purchaser's name on the Execution Page hereto executed by such Purchaser.


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3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each Purchaser as follows:

         a. Organization and Qualification. The Company and each of its subsidiaries is a corporation or limited liability company duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated or formed, as the case may be, and has the requisite corporate or limited liability company power, as applicable, to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation or limited liability company, as applicable, to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) the Securities, (ii) the ability of the Company to perform its obligations hereunder or under the Prepaid Warrants, the Incentive Warrants or the Registration Rights Agreement or (iii) the business, operations, properties, prospects or financial condition of the Company and its subsidiaries, taken as a whole.

         b. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Prepaid Warrants, the Incentive Warrants and the Registration Rights Agreement, to issue and sell the Units in accordance with the terms hereof, and to issue the Warrant Shares upon exercise of the Prepaid Warrants and the Incentive Warrants, as applicable, in accordance with the terms of such Warrants; (ii) the execution, delivery and performance of this Agreement, the Prepaid Warrants, the Incentive Warrants and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Prepaid Warrants and the Incentive Warrants and the issuance and reservation for issuance of the Warrant Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, any committee of the Board of Directors, or the Company's stockholders is required (under Rules 4310(c)(25)(H) or 4460(i) promulgated by the National Association of Securities Dealers ("NASD") (assuming for such purposes that the Variable Exercise Price (as defined in the Prepaid Warrant) is the Variable Exercise Price in effect as of the date hereof) or otherwise);
(iii) this Agreement has been duly executed and delivered by the Company; and
(iv) this Agreement constitutes, and, upon execution and delivery by the Company of the Prepaid Warrants, the Incentive Warrants and the Registration Rights Agreement, such agreements will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

         c. Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Prepaid Warrants and the Incentive Warrants) exercisable or exchangeable for, or convertible into, any shares of capital stock and the number of shares to be reserved for issuance upon exercise of the Prepaid Warrants


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
and the Incentive Warrants is set forth on Schedule 3(c). All of such outstanding shares of capital stock have been, or upon issuance in accordance with the terms of any such warrants or options, will be, validly issued, fully paid and non-assessable. None of the authorized but unissued shares of capital stock of the Company (including the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances created by the Company. Except for the Securities and as set forth on Schedule 3(c), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement). Except as set forth on Schedule 3(c), there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Securities in accordance with the terms of this Agreement, the Prepaid Warrants or the Incentive Warrants. The Company has furnished to the Purchasers true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("CERTIFICATE OF INCORPORATION"), the Company's By-laws as in effect on the date hereof (the "BY-LAWS"), and all other forms of instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company.

         d. Issuance of Warrant Shares. The Warrant Shares are duly authorized and reserved for issuance, and, upon exercise of the Prepaid Warrants and the Incentive Warrants, as applicable, in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

         e. No Conflicts. The execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions), acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and rules or regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as


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
would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for (i) actual or possible violations, defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect and (ii) as set forth in Schedule 3(e) hereto. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as a Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and the Registration Rights Agreement, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency or any other person or entity in order for it to execute, deliver or perform any of its obligations under this Agreement, the Prepaid Warrants, the Incentive Warrants or the Registration Rights Agreement, in each case in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of the Nasdaq National Market (the "NATIONAL MARKET") and does not reasonably anticipate that the Common Stock will be delisted by the National Market for the foreseeable future.

         f. SEC Documents, Financial Statements. Except as set forth in Schedule 3(f) hereof, since September 30, 1995, the Company has filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (all of the foregoing and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC DOCUMENTS"). The Company has delivered to the Purchasers true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except
(i) as may be otherwise indicated in such financial statements or the notes


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
thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents filed prior to the date hereof or on
Schedule 3(f) hereto, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements, (ii) liabilities not required by generally accepted accounting principles ("GAAP") to be disclosed on a balance sheet prepared in accordance with GAAP, and (iii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which liabilities and obligations referred to in clauses
(i), (ii) and (iii), individually or in the aggregate, are not material to the financial condition or operating results of the Company.

         g. Absence of Certain Changes. Since September 30, 1998, there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, except as disclosed in
Schedule 3(g) or in the SEC Documents filed with the SEC prior to the date hereof.

         h. Absence of Litigation. Except as disclosed in the SEC Documents filed with the SEC prior to the date hereof, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such, which could reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, there are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect.

         i. Intellectual Property. Each of the Company and its subsidiaries owns or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "INTANGIBLES") necessary for the conduct of its business as now being conducted and as described in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998. To the best knowledge of the Company, neither the Company nor any subsidiary of the Company infringes or is in conflict with any right of any other person with respect to any Intangibles which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any pending conflict with or infringement upon such third party Intangibles, which alleged pending conflict or alleged infringement, if adversely determined, would result in a Material Adverse Effect. Except as disclosed in the SEC Documents, the termination of the Company's ownership of, or right to use, any single Intangible would not result in a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Company's or its subsidiaries' ownership or right to use its Intangibles and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful. The Intangibles are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company and its subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Intangibles used pursuant to licenses. To the best knowledge of the Company, no person is infringing on or violating the Intangibles owned or used by the Company or its subsidiaries.

         j. Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         k. Disclosure. All information relating to or concerning the Company set forth in this Agreement or provided to the Purchasers pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to the primary issuance of the Company's securities.

         l. Acknowledgment Regarding Purchasers' Purchase of the Units. The Company acknowledges and agrees that none of the Purchasers or the Placement Agent is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, the relationship between the Company and the Purchasers and the Placement Agent is "arms-length" and any statement made by any Purchaser or the Placement Agent or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to such Purchaser's purchase of Securities or such Placement Agent's role as a placement agent and has not


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
been relied upon by the Company, its officers or directors in any way. The Company further acknowledges that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

         m. Absence of Form S-3 Eligibility. The Company is not currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

         n. No General Solicitation. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

         o. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or for purposes of any applicable stockholder approval provisions, and, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act.

         p. Acknowledgment of Dilution. The number of Warrant Shares issuable upon exercise of the Prepaid Warrants may increase in certain circumstances, including the circumstance wherein the trading price of the Common Stock declines. The Company's executive officers have studied and fully understand the nature of the Securities being sold hereunder. The Company acknowledges that its obligation to issue Warrant Shares upon exercise of the Warrants in accordance with the terms thereof is absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other stockholders. Taking the foregoing into account, the Company's Board of Directors has determined in its good faith business judgment that the issuance of the Prepaid Warrants hereunder and the consummation of the other transactions contemplated hereby are in the best interests of the Company and its stockholders.

         q. Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(q) or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

         r. Tax Status. Except as set forth on Schedule 3(r) and except to the extent that the failure to do so would not have a Material Adverse Effect, the Company and each of its subsidiaries has made or filed all foreign, federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth on Schedule 3(r), there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. Except as set forth on Schedule 3(r), none of the Company's tax returns is presently being audited by any taxing authority.

         s. No other Agreements. The Company has not, directly or indirectly, made any agreements with the Purchasers relating to the terms or conditions of the transactions contemplated hereby except as set forth in this Agreement, the Warrants and the Registration Rights Agreement.

4.       COVENANTS.

         a. Best Efforts. The parties shall use their best efforts timely to satisfy each of the conditions described in Section 6 and Section 7 of this Agreement.

         b. Form D: Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the date of the Closing, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchasers pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchasers on or prior to the date of the Closing.

         c. Reporting Status. So long as any Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. In addition, the Company shall take all actions necessary to be eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

         d. Use of Proceeds. The Company shall use the proceeds from the sale of the Securities as set forth in Schedule 4(d).

         e. Expenses. Except as otherwise provided herein and in Section 5 of the Registration Rights Agreement, each party hereto shall be responsible for its own expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith.

         f. Financial Information. The Company agrees to send the following reports to each Purchaser until such Purchaser transfers, assigns or sells all of its Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its proxy statements and any Current Reports on Form 8-K; and (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its subsidiaries.

         g. Reservation of Shares. The Company shall at all times have authorized and reserved for the purpose of issuance 165% (and on and after the date the Stockholder Approvals are received, 200%) of the number of shares of Common Stock issuable upon exercise of the Prepaid Warrants and 100% of the number of shares of Common Stock issuable upon exercise of the Incentive Warrants (without regard to any limitations on the exercise of the Warrants), to provide for the full exercise of the Prepaid Warrants and the Incentive Warrants and the issuance of the Warrant Shares in connection therewith, subject to and as otherwise required by the Prepaid Warrants and the Incentive Warrants.

         h. Listing. The Company shall promptly secure the listing of the Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any Purchaser (or any of their affiliates) own any Securities, such listing of all Warrant Shares from time to time issuable upon exercise of the Prepaid Warrants and the Incentive Warrants. The Company will use its best efforts to continue the listing and trading of its Common Stock on the National Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and such exchanges, as applicable. The Company shall promptly provide to each holder of Prepaid Warrants and/or Incentive Warrants copies of any notices it receives regarding the continued eligibility of the Common Stock for trading on the National Market or, if applicable, any securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if any, provided that the Company shall publicly disclose any material information contained in such notice prior to or concurrently with the giving of such notice to the Purchasers.

         i. Corporate Existence. So long as a Purchaser beneficially owns any Securities, the Company shall maintain its corporate existence, and in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, the Company shall ensure that the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the Prepaid Warrants and Incentive Warrants and the agreements and instruments entered into in connection herewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the exercise in full of all Prepaid Warrants and all Incentive Warrants outstanding as of the date of such transaction and (ii) is a publicly traded corporation whose common stock is listed for trading on the National Market, the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX").

         j. No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause this offering of Securities to be integrated with any other offering of securities by the Company for purposes of any stockholder approval provision applicable to the Company or its securities.

         k. Legal Compliance. The Company shall conduct its business and the business of its subsidiaries in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not have a Material Adverse Effect.

         l. Stockholder Approval. The Company shall hold an annual or special meeting of its stockholders at the earliest practicable date hereafter, but not later than June 30, 1999 and use its best efforts to obtain at such meeting such approvals of the Company's stockholders as may be required to (i) issue all of the shares of Common Stock issuable upon exercise of, or otherwise with respect to, the Prepaid Warrants, the Incentive Warrants and any warrants issuable to the Placement Agent in connection with the transactions contemplated by this Agreement without violating NASD Rules 4310(c)(25)(H) or 4460(i) (or any successor rules thereto which may then be in effect) and (ii) increase its authorized shares of Common Stock to not less than 75,000,000 shares (the "STOCKHOLDER APPROVALS"). The Company shall comply with the filing and disclosure requirements of Section 14 promulgated under the Exchange Act in connection with the solicitation, acquisition and disclosure of such Stockholder Approvals. The Company represents and warrants that its Board of Directors has unanimously recommended that the Company's stockholders approve the proposals contemplated by this Section 4(l) and shall so indicate such recommendation in the proxy statement used to solicit such Stockholder Approvals.

         m. Filing of Form 8-K. On or before the 2nd business day following the Closing Date, the Company shall file a Form 8-K with the SEC describing the terms of the transactions contemplated hereby.

5.       TRANSFER AGENT INSTRUCTIONS.

         a. The Company shall instruct its transfer agent to issue certificates, registered in the name of each Purchaser or its nominee, for the Warrant Shares in such amounts as specified from time to time by such Purchaser to the Company upon exercise of the Prepaid Warrants and the Incentive Warrants, as applicable. To the extent and during the periods provided in Section 2(f) and 2(g) of this Agreement, all such certificates shall bear the restrictive legend specified in
Section 2(g) of this Agreement.

         b. The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof in the case of the transfer of the Warrant Shares prior to registration of the Warrant Shares under the Securities Act or without an exemption therefrom, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way each Purchaser's obligations and agreement set forth in Section 2(g) hereof to resell the Securities pursuant to an effective registration statement or under an exemption from the registration requirements of applicable securities law.

         c. If a Purchaser provides the Company and the transfer agent with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration, or a Purchaser provides the Company with reasonable assurances that such Securities may be sold under Rule 144, the Company shall permit the transfer, and, in the case of the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser.

6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

         The obligation of the Company hereunder to issue and sell the Units to a Purchaser at the Closing hereunder is subject to the satisfaction, at or before the Closing, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing written notice of such waiver to each Purchaser. The obligation of the Company to issue and sell the Units to any Purchaser hereunder is distinct and separate from its obligation to issue and sell Units to any other Purchaser hereunder and any failure by one or more Purchasers to fulfill the conditions set forth herein or to consummate the purchase of Units hereunder will not relieve the Company of its obligations with respect to any other Purchaser.

         a. The applicable Purchaser shall have executed the signature page to this Agreement and the Registration Rights Agreement, and delivered the same to the Company.

         b. The applicable Purchaser shall have delivered the Purchase Price for the Units purchased at the Closing in accordance with Section 1(b) above.

         c. The representations and warranties of the applicable Purchaser shall be true and correct as of the date when made and as of the date and time of the Closing as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the applicable Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Purchaser at or prior to the date of the Closing.

         d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.       CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE.

         The obligation of each Purchaser hereunder to purchase the Units to be purchased by it at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Purchaser's sole benefit and may be waived by such Purchaser at any time in the Purchaser's sole discretion:

         a. The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to such Purchaser.

         b. The Company shall have delivered to such Purchaser the duly executed Prepaid Warrants and Incentive Warrants (each in such denominations as such Purchaser shall request) being so purchased by such Purchaser at the Closing in accordance with Section 1(b) above.

         c. The Common Stock shall be authorized for quotation and listed on the National Market and trading in the Common Stock (or the National Market generally) shall not have been suspended by the SEC or the National Market.

         d. The representations and warranties of the Company shall be true and correct as of the date when made and as of the date of the Closing as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the date of the Closing. Such Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the date of the Closing to the foregoing effect and as to such other matters as may be reasonably requested by such Purchaser.

         e. No litigation, statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of any of the transactions contemplated by this Agreement.

         f. Such Purchaser shall have received an opinion of the Company's counsel, dated as of the date of the Closing, in form, scope and substance reasonably satisfactory to the Purchaser and in substantially the form of Exhibit D attached hereto.

         g. The Company shall have delivered evidence reasonably satisfactory to the Purchasers that the Company's transfer agent has agreed to act in accordance with irrevocable instructions in the form attached hereto as Exhibit E.

         h. There shall have been no material adverse changes and no material adverse developments in the business, properties, operations, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, since the date hereof, and no information, of which the Purchasers are not currently aware, shall come to the attention of the Purchasers that is materially adverse to the Company.

         i. The aggregate number of Units being purchased hereunder by all Purchasers at the Closing hereunder shall be 11,000.

         j. Such Purchaser shall have received from the Company, certified by the Secretary of the Company, a true and complete copy of each of (i) the Company's articles of incorporation, (ii) the Company's bylaws and (iii) resolutions of the Company's Board of Directors approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         k. Such Purchaser shall have received from the Company a copy of the Company's articles of incorporation certified by the Office of the Secretary of State of the State of Delaware and a Certificate of Good Standing from the State of Delaware and the State of Massachusetts.

8        GOVERNING LAW; MISCELLANEOUS.

         a. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The Company irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in the City of New York in the State of New York in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process mailed by first class mail shall be deemed in every respect effective service of process in any such suit or proceeding. Nothing herein shall affect the right of any Purchaser to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         b. Waiver of Jury Trial. IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER OBLIGATIONS IN WHICH THE PARTIES TO THIS AGREEMENT ARE ADVERSE PARTIES, THE COMPANY AND THE PURCHASERS HEREBY WAIVE TRIAL BY JURY.

         c. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

         d. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         e. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         f. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Purchaser.

         g. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy or by facsimile, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Company:

                      Robotic Vision Systems, Inc.
                      5 Shawmut Road
                      Canton, MA  02021
                      Telecopy: (781) 828-9852
                      Attn: Pat V. Costa, Chairman and Chief Executive Officer

                  with a copy to:

                       Cooperman Levitt Winikoff Lester & Newman, P.C. 800 Third Avenue
                       New York, NY 10022
                       Telecopy: (212) 755-2839
                       Attn: Ira Roxland, Esq.


         If to any Purchaser, to such address set forth under such Purchaser's name on the Execution Page hereto executed by such Purchaser.

         Each party shall provide notice to the other parties of any change in address.

         h. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Except as provided herein or therein, neither the Company nor any Purchaser shall assign this Agreement, the Registration Rights Agreement, the Prepaid Warrants or the Incentive Warrants or any rights or obligations hereunder or thereunder. Notwithstanding the foregoing, any Purchaser may assign its rights hereunder to any of its "affiliates" (as that term is defined under the Exchange Act) who are Accredited Investors without the consent of the Company (provided such assignees agree to be bound by all of the terms and conditions hereof), or to any other person or entity with the consent of the Company, which consent shall not be unreasonably withheld. This provision shall not limit a Purchaser's right to transfer the Securities pursuant to the terms of the Prepaid Warrants, the Incentive Warrants and this Agreement or to assign such Purchaser's rights hereunder and/or thereunder to any such transferee.

         i. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except for the provisions of Section 3(l) which are in part for the benefit of, and may be enforced by, the Placement Agent.

         j. Survival. The representations, warranties, agreements and covenants of the Company set forth in Sections 3, 4, 5 and 8 hereof shall survive the closings hereunder notwithstanding any investigation conducted by or on behalf of any Purchasers and the representations, warranties, covenants and agreements of the Purchasers set forth in Section 2 hereof shall survive the closings hereunder notwithstanding any investigation conducted by or on behalf of the Company. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies a Purchaser may have under applicable federal or state securities laws. The Company agrees to indemnify and hold harmless each Purchaser and each of such Purchaser's officers, directors, employees, partners, members, agents and affiliates for expense, loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations or covenants set forth herein, including advancement of reasonable expenses as they are incurred.

         k. Publicity. The Company and each Purchaser shall have the right to review before issuance any press releases, SEC or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior review of the Purchasers, to make any press release or SEC or NASD filings with respect to such transactions as is required by applicable law and regulations (although the Purchasers shall be consulted by the Company in connection with any such press release and filing prior to its release and shall be provided with a copy thereof) and such press release shall not name the Purchasers.

         l. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         m. Termination. In the event that the Closing shall not have occurred on or before that date which is five days after the date hereof, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to or relating to the termination hereof.

         n. Joint Participation. Each party to this Agreement has participated in the negotiation of this Agreement, the Prepaid Warrants, the Incentive Warrants and the Registration Rights Agreement. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

         o. Equitable Relief. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Purchaser by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations hereunder (including, but not limited to, its obligations pursuant to Section 5 hereof) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement (including, but not limited to, its obligations pursuant to Section 5 hereof), that a Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate compliance by the Company, including the issuance and transfer of the Securities, without the necessity of showing economic loss and without any bond or other security being required.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

ROBOTIC VISION SYSTEMS, INC.

    By:
       ----------------------
    Name:
       ----------------------
    Title:
       ----------------------


PURCHASER:

OMICRON PARTNERS, L.P.

BY:      OMICRON CAPITAL, L.P.


By:
       ----------------------
      Olivier Morali
      Principal

RESIDENCE: Bahamas

ADDRESS: c/o Omicron Capital, L.P.
                  712 Fifth Avenue
                  11th Floor
                  New York, NY 10019
                  Telecopy:         (212) 974-0170


                               SUBSCRIPTION AMOUNT


Number of Units:                                     1,000
Purchase Price ($1,000 per Unit):                    $1,000,000

         IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

ROBOTIC VISION SYSTEMS, INC.

    By:
       ----------------------
    Name:
       ----------------------
    Title:
       ----------------------

PURCHASER:

ZANETT LOMBARDIER, LTD.


By:
       ----------------------
      Name:
      Title:


RESIDENCE: Cayman Islands

ADDRESS: c/o Bank Julius Baer Trust Co.
                  Kirk House, P.O. Box 1100
                  Grand Cayman, Cayman Islands
                  British West Indies
                  Telecopy:         (345) 949-0993

         with copies to:

                  The Zanett Securities Corporation
                  Tower 49, 31st Floor
                  12 East 49th Street
                  New York, NY 10017
                  Attention:        Claudio Guazzoni
                  Telecopy:         (212) 759-3301


                               SUBSCRIPTION AMOUNT

Number of Units:                                     3,000
Purchase Price ($1,000 per Unit):                    $3,000,000

         IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

ROBOTIC VISION SYSTEMS, INC.

    By:
       ----------------------
    Name:
       ----------------------
    Title:
       ----------------------


PURCHASER:

FISHER CAPITAL LTD.

BY:      CITADEL INVESTMENT GROUP, L.L.C.


By:
       ----------------------
      Name:
      Title:

RESIDENCE: Cayman Islands

ADDRESS: c/o Citadel Investment Group, L.L.C.
                  225 West Washington Street
                  Chicago, IL 60606
                  Attention:        Michael J. Hughes
                  Telecopy:         (312) 338-0780

         with copies to:

                  Katten Muchin & Zavis
                  525 W. Monroe Street
                  Chicago, IL 60661-3693
                  Attention:        Robert J. Brantman, Esq.
                  Telecopy:         (312) 902-1061

                               SUBSCRIPTION AMOUNT

Number of Units:                                     4,550
Purchase Price ($1,000 per Unit):                    $4,550,000

         IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

ROBOTIC VISION SYSTEMS, INC.

    By:
       ----------------------
    Name:
       ----------------------
    Title:
       ----------------------

PURCHASER:

WINGATE CAPITAL LTD.

BY:      CITADEL INVESTMENT GROUP, L.L.C.


By:
       ----------------------
      Name:
      Title:

RESIDENCE: Cayman Islands

ADDRESS: c/o Citadel Investment Group, L.L.C.
                  225 West Washington Street
                  Chicago, IL 60606
                  Attention:        Michael J. Hughes
                  Telecopy:         (312) 338-0780

         with copies to:

                  Katten Muchin & Zavis
                  525 W. Monroe Street
                  Chicago, IL 60661-3693
                  Attention:        Robert J. Brantman, Esq.
                  Telecopy:         (312) 902-1061


                               SUBSCRIPTION AMOUNT

Number of Units:                                     2,450
Purchase Price ($1,000 per Unit):                    $2,450,000